Exhibit 99.1

Measurement Specialties Shareholders Approve Merger with TE Connectivity

Hampton, VA, August 26, 2014 – Measurement Specialties, Inc. (Nasdaq: MEAS) (the “Company”) today announced that at the special meeting of shareholders held today (the “Special Meeting”), the Company’s shareholders voted to approve the proposed acquisition of the Company by TE Connectivity Ltd (NYSE: TEL) (“TE”).

As previously announced on June 18, 2014, the Company and TE entered into a definitive merger agreement for TE to acquire the Company for $86.00 per share in cash. At today’s Special Meeting, 14,492,833 shares were represented, which constituted a quorum. Approximately 92 percent of the votes cast voted in favor of the approval and adoption of the merger agreement.

The approval and adoption of the merger agreement by the Company’s shareholders satisfies one of the conditions necessary for the proposed transaction to close. The closing of the transaction remains subject to certain regulatory approvals and other customary closing conditions, and is expected to occur in the 2014 calendar year.

Company Contact: Mark Thomson, CFO, (757) 766-4224

About Measurement Specialties

Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the proposed transaction; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; as well as risks detailed from time to time in Measurement Specialties’ public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and subsequent quarterly filings on Form 10-Q. The information contained herein speaks only as of the date of this communication. Measurement Specialties disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release or otherwise, except as expressly required by law. Copies of Measurement Specialties’ public disclosure filings are available from its investor relations department.